UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 12, 2008
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE State or Other Jurisdiction of Incorporation or Organization	000-29598 Commission File No.	36-3252484 I.R.S. Employer Identification Number
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On March 12, 2008, the board of directors of Midwest Banc Holdings, Inc. (“Midwest”) determined, in accordance with the provision in Midwest’s by-laws providing for director retirement at age 75, that Leon Wolin would not stand for re-election at the 2008 annual meeting of stockholders. No disagreement between the Company and Mr. Wolin caused in whole or in part the board’s decision not to slate Mr. Wolin for re-election. Mr. Wolin serves on the board’s Compensation (chairman), Corporate Governance and Nominating and Audit Committees.
     (e) On March 10, 2008, the compensation committee of Midwest approved the Midwest 2008 Management Incentive Plan (the “Plan”) and recommended approval to the board of directors of Midwest. On March 12, 2008, the board of directors of Midwest approved the Plan. The Plan provides employees an opportunity to earn annual cash incentive compensation and stock incentive compensation for achieving specified, performance-based goals established for the fiscal year. Awards to executive officers are based upon the compensation committee’s review and discussion with Midwest’s chief executive officer concerning his evaluation of each executive’s performance during the year relative to specific goals developed at the beginning of the year. These goals are position specific and include a mix of individual, corporate, and, where relevant, business unit measures. The primary goals for the Plan in 2008 include earnings per share, deposit growth and loan growth. The performance objectives allow the executive officer to earn cash and stock incentive compensation (50/50% mix) up to a specified percentage of their base salary if Midwest or the particular business unit achieves established goals.
     The plan applies to various executive officers of Midwest including: Daniel R. Kadolph, Executive Vice President and Chief Administrative Officer of Midwest; Brogin Ptacin — Executive Vice President of Midwest Bank and Trust Company; and Kelly O’Keefe — Executive Vice President of Midwest Bank and Trust Company. All three of the aforementioned individuals will be named executive officers in the Midwest 2008 annual meeting proxy statement.
     The incentive awards for James Giancola, President and Chief Executive Officer of Midwest, and J. J. Fritz, President and Chief Operating Officer of Midwest Bank and Trust Company, are governed by their employment agreements. The employment agreements provide that they will be eligible for a performance based incentive bonus in accordance with mutually agreed upon goals and objectives established by the board of directors.
     On March 12, 2008, the board of directors of Midwest, acting on the recommendations of the compensation committee, approved Mr. Giancola’s and Mr. Fritz’s 2008 performance goals. The amount of the bonus to be awarded to them will depend upon the extent to which these performance goals are met. These performance goals will be based primarily on the achievement of target goals relating to financial and operational targets, including, among others, earnings per share, budgeted financial performance, risk management, and improvement of credit processes and operations control, and the achievement of longer-term, strategic goals of Midwest.
     The compensation committee will determine to what extent the performance goals have been satisfied. The committee will then recommend to the board of directors the amount of the bonus to be paid to Mr. Giancola and Mr. Fritz.
     On March 12, 2008, the board of directors approved amendments to Mr. Giancola’s employment agreement and his supplemental employment retirement plan, the SERP, (as recommended by the compensation committee) to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, the Code, and the regulations promulgated thereunder, and eliminate the excess parachute payment (as defined under Section 280G(b) of the Code).
     The term of Mr. Giancola’s employment agreement (originally set to expire on December 31, 2009 with an automatic one-year renewal provision) will now expire two years after either Mr. Giancola or Midwest gives a notice of termination. To avoid application of Section 409A, the agreement was amended to provide that the change-in-control payment Mr. Giancola was to receive upon a change-in-control will be made within 74 days of the change-in-control. To address Section 280G concerns, the agreement was amended to provide that his change-in-control payment will be reduced from 299% of his base amount (as defined in Section 280G(b)(3)) to 199% of this base amount if he receives liquidated damages (as provided in the amendment) due to his involuntary termination

(as defined in the amendment) within the one year period following a change-in-control. In the event Mr. Giancola is involuntarily terminated within one year following the change-in-control and provided certain requirements are satisfied, he will receive liquidated damages equal to the present value of his (i) base amount (as defined in Section 280G(b)(3)) and (ii) his base salary that he would have received had he continued to perform services for Midwest for a one-year period, reduced by the amount of Mr. Giancola’s earned income, if any, from providing personal services during the remaining term of his employment agreement, which amounts shall be paid within 74 days of his involuntary termination. The amendment also limits the amount to be paid to Mr. Giancola upon a change-in-control to an amount that avoids imposition of the excise tax on Mr. Giancola and loss of the corporate tax deduction to Midwest. The amendment also contains other technical amendments designed to ensure compliance with Section 409A. Mr. Giancola’s SERP was amended to provide that he will be eligible for the early retirement benefit on September 28, 2008 and that if there is an excess parachute payment (as defined in Section 280G(b)), Mr. Giancola and Midwest’s chief financial officer will determine the compensation and benefits to be reduced to avoid imposition of the excise tax on Mr. Giancola and loss of the corporate tax deduction to Midwest.
     On March 12, 2008, the board of directors approved amendments to Mr. Fritz’s employment agreement (as recommended by the compensation committee) to ensure compliance with Section 409A of the Code and the regulations promulgated thereunder. The definition for “change-in-control” was revised and the timing and form of certain payments due under the employment agreement to Mr. Frtiz were revised to comply with Section 409A and other technical amendments were made to ensure compliance with Section 409A.
     The board of directors of Midwest, acting on the recommendation of the compensation committee, has approved the Midwest Employee Stock Purchase Plan and has recommended it for approval by the stockholders at the 2008 annual meeting. The plan will allow employees to purchase shares of Midwest common stock at a discount to the prevailing market price. The plan will limit the number of shares any employee can purchase in accordance with Section 423 of the Code. Further details about the plan will be included in Midwest’s 2008 annual meeting proxy statement.
Item 7.01. Regulation FD Disclosure.
     Midwest’s board of directors has declared a $0.13 per share dividend to its common stockholders. The dividend will be payable on April 4, 2008 to stockholders of record as of March 15, 2008. Midwest’s board of directors has also declared dividend on its Series A noncumulative redeemable convertible perpetual preferred stock (which will result in a $0.484375 per share dividend on Midwest’s depositary shares). This dividend will be payable on March 31, 2008, to holders of record as of March 15, 2008.
     Midwest’s 2008 annual meeting of stockholders will be held on May 7, 2008, 10:00 a.m., Chicago time, at Dominican University Priory Campus, 7200 West Division Street, River Forest, Illinois 60305.
     Note: the information in this report provided in item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.

Date: March 18, 2008	By:	/s/ James J. Giancola
James J. Giancola
President and Chief Executive Officer

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